                                                                  Exhibit (a)(2)

                             LETTER OF TRANSMITTAL
             TO TENDER OPTIONS TO PURCHASE SHARES OF COMMON STOCK
                  HAVING AN EXERCISE PRICE OF $15.00 OR MORE
                           FOR NEW OPTIONS UNDER THE
                       PERICOM SEMICONDUCTOR CORPORATION
          AMENDED AND RESTATED 1995 STOCK OPTION PLAN AND 2001 STOCK
                                INCENTIVE PLAN

             PURSUANT TO THE OFFER TO EXCHANGE DATED APRIL 6, 2001

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                   THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
                     5 P.M., PACIFIC TIME, ON May 4, 2001,
                         UNLESS THE OFFER IS EXTENDED.

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To:      Michael D. Craighead, CFO
         Pericom Semiconductor Corporation
         2380 Bering Drive
         San Jose, California  95131
         Telephone:  (408) 435-0800
         Facsimile:  (408) 321-0987

             DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS
          OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE
                   TO A NUMBER OTHER THAN AS SET FORTH ABOVE
                     WILL NOT CONSTITUTE A VALID DELIVERY.

================================================================================

Pursuant to the terms and subject to the conditions of the Offer to Exchange dated April 6, 2001 and this Letter of Transmittal, I hereby tender the following options or portions thereof to purchase shares of common stock ("Option Shares"), outstanding under the Pericom Semiconductor Corporation Amended and Restated 1995 Stock Option Plan and 2001 Stock Incentive Plan, having an exercise price of $15.00 or more (to validly tender such options or portions thereof you must complete the following table according to instructions 2 and 3 on page 4 of this Letter of Transmittal):

                                                        Total Number of Option          Number of Option
   Grant Date of                                           Shares Subject              (must be in whole
    Option /1/          Exercise Price of Option            to Option /2/              option shares) /3/
---------------------------------------------------------------------------------------------------------------

                              Exh. (a)(2) - 1

--------------------
/1/ List each option on a separate line even if more than one option was issued on the same grant date.

/2/ Even if you are only tendering a portion of an option, provide the total number of Option Shares subject to the entire option in this column.

/3/ If you are tendering all of the Option Shares for a particular option, write
    "all" under this column in the row for that option. If you are tendering a portion of the Option Shares subject to a particular option, provide the number of Option Shares being tendered under this column in the row for that option.

To Pericom Semiconductor Corporation:

     Upon the terms and subject to the conditions set forth in the Offer to Exchange dated April 6, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Pericom Semiconductor Corporation, a California corporation (the "Company"), the options or portions thereof to purchase shares ("Option Shares") of common stock of the Company (the "Common Stock") specified in the table on page 1 of this Letter (the "Options") in exchange for "New Options," which are new options to purchase shares of Common Stock equal in number to the number of Option Shares subject to the Options or portions thereof that I tender hereby. I hereby acknowledge that these tendered options include all options that I received from the Company during the six month period immediately prior to and including April 6, 2001. All New Options will be subject to the terms of the Pericom Semiconductor Corporation 1995 Stock Option Plan (the "1995 Plan") and the 2001 Stock Incentive Plan (the "2001" Plan) and to a new option agreement between the Company and me.

     Subject to, and effective upon, the Company's acceptance for exchange of the Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the Options that I am tendering hereby. I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter is an amendment to the option agreement or agreements to which the Options I am tendering hereby are subject.

     I hereby represent and warrant that I have full power and authority to tender the Options tendered hereby and that, when and to the extent such Options are accepted for exchange by the Company, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Options I am tendering hereby.

                              Exh. (a)(2) - 2

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

     By execution hereof, I understand that tenders of Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of Options tendered pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

     I acknowledge that the New Options that I will receive (1) will not be granted until on or about the first business day that is at least six months and one day after the date the Options tendered hereby are accepted for exchange and canceled and (2) will be subject to the terms and conditions set forth in a new option agreement between the Company and me that will be forwarded to me after the grant of the New Options. I also acknowledge that I must be an employee of the Company or one of its subsidiaries from the date I tender Options through the date the New Options are granted and otherwise be eligible under the 1995 Plan and 2001 Plan on the date the New Options are granted in order to receive New Options. I further acknowledge that, if I do not remain such an employee, I will not receive any New Options or any other consideration for the Options that I tender and that are accepted for exchange pursuant to the Offer.

     I further acknowledge that in the event of a merger or similar transaction, the company may take any actions it deems necessary or appropriate to complete a transaction that the board of directors believes is in the best interest of the Company and its shareholders. This could include terminating this Offer. If the company were to terminate this offer in connection with such a transaction, I may not receive options to purchase securities of the acquiror or any other consideration for my tendered options.

     The name and social security number of the registered holder of the Options tendered hereby appear below exactly as they appear on the option agreement or agreements representing such Options. By completing the table on page 1 of this Letter, I have indicated whether the Options that I am tendering represent all or less than all of the Option Shares subject to each such Option (a "Partial Tender"). In the appropriate boxes of the table, I have listed for each Option the grant date, the exercise price, the total number of Option Shares subject to the Option, and the number of Option Shares I am tendering. I understand that I may tender all or any portion of my options outstanding under the 1995 Plan and 2001 Plan having an exercise price of $15.00 or more and that I am not required to tender any of such options in the Offer. I also understand that all of such Options properly tendered prior to the "Expiration Date" (as defined in the following sentence) and not properly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange. The term "Expiration Date" means 5 p.m., Pacific time, on May 4, 2001, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires. I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its

                              Exh. (a)(2) - 3
acceptance and cancellation of any Options tendered for exchange. In any such event, I understand that the Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

     THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

     All capitalized terms used in this Letter but not defined shall have the meaning ascribed to them in the Offer to Exchange.

     I have read, understand and agree to all of the terms and conditions of the Offer.

                                    *  *  *

                              Exh. (a)(2) - 4

                             HOLDER PLEASE SIGN HERE

                           (See Instructions 1 and 4)

     You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

==================================================================
SIGNATURE OF OWNER


X_______________________________________________________
     (Signature of Holder or Authorized Signatory

Date:  _____________, __, 2001

Name:________________________________________________
                      (Please Print)

Capacity:____________________________________________

Address:_____________________________________________
_____________________________________________________
                 (Please include ZIP code)

Telephone No. (with area code):

_____________________________________________________

Tax ID/Social Security No.:__________________________


                              Exh. (a)(2) - 5

                                 INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1.   Delivery of Letter of Transmittal. A properly completed and duly
          ---------------------------------
executed original of this Letter (or a facsimile thereof), and any other documents required by this Letter, must be received by the Company at its address set forth on the front cover of this Letter on or before the Expiration Date.

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, unless the Company accepts your tendered Options before 5:00 p.m., Pacific time, on May 4, 2001, you may withdraw your tendered Options at any time until the extended expiration of the offer. To withdraw tendered Options you must deliver a written notice of withdrawal, or a facsimile thereof, with the required information to the Company while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded and any Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

     The Company will not accept any alternative, conditional or contingent tenders. All tendering Option Holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     2.   Inadequate Space. If the space provided herein is inadequate, the
          ----------------
information requested by the first table in this Letter regarding the Options to be tendered should be provided on a separate schedule attached hereto.

     3.   Tenders. If you intend to tender options pursuant the Offer, you must
          -------
complete the table on page 1 of this Letter by providing the following information for each Option that you intend to tender: grant date, exercise price, total number of Option Shares subject to the Option, and number of Option Shares you are tendering. You may tender options for all or any portion of the shares of common stock subject to your options, however, if you were granted any options during the six month period immediately prior to and including April 6, 2001 and you wish to participate in this offer, you must tender any options you received during such six month period. In addition, you may not tender an option or portion thereof representing less than a whole share of Common Stock.

                              Exh. (a)(2) - 6

     If we accept for exchange a Partial Tender of an Option, we will accept such Option first with respect to the Option Shares, if any, as to which the Option has not vested, beginning with the Option Shares scheduled to vest last, and next with respect to the Option Shares, if any, as to which the Option has vested.

     4.   Signatures on This Letter of Transmittal. If this Letter is signed by
          ----------------------------------------
the holder of the Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Options are subject without alteration, enlargement or any change whatsoever.

     If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

     5.   Requests for Assistance or Additional Copies. Any questions or
          --------------------------------------------
requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Pericom Semiconductor Corporation,
Attn: Michael D. Craighead, CFO, at the address and telephone number given on the front cover of this Letter. Copies will be furnished promptly at the Company's expense.

     6.   Irregularities. All questions as to the number of Option Shares
          --------------
subject to Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of Options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine.

     Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     IMPORTANT: THIS LETTER (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR PRIOR TO THE EXPIRATION DATE.

     7.   Important Tax Information. You should refer to Section 13 of the Offer
          -------------------------
to Exchange, which contains important tax information.

                              Exh. (a)(2) - 7